UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 25, 2025 (September 24, 2025)

TRANSOCEAN LTD.

(Exact name of Registrant as specified in its charter)

Switzerland	001-38373	98-0599916
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

Turmstrasse 30
Steinhausen, Switzerland	CH-6312

(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (41) 749-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol	Name of each exchange on which registered:
Shares, $0.10 par value	RIG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

On September 24, 2025, Transocean Ltd. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the previously announced underwritten public offering of 125,000,000 shares, par value $0.10 (the “Offering”), of the Company.

Under the terms of the Underwriting Agreement, the Company agreed to issue and sell the shares to the Underwriters at a public offering price of $3.05 per share. In addition, the Company granted the Underwriters a 30-day option to purchase up to an additional 18,750,000 of the Company’s shares at the public offering price, less underwriting discounts and commissions, which was exercised in full by the Underwriters on September 25, 2025.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and to contribute to any payment that the Underwriters may be required to make because of any of those liabilities. The Offering was registered under the Securities Act pursuant to an effective registration statement on Form S-3/ASR (Registration Statement No. 333-280617), as previously filed with and deemed automatically effective by the Securities and Exchange Commission (the “SEC”), a base prospectus included as part of the registration statement, and a final prospectus supplement filed with the SEC pursuant to Rule 424(b) under the Securities Act.

The Offering is expected to close on September 26, 2025. The Company intends to use the net proceeds from the Offering for the repayment or redemption of indebtedness, including the repayment or redemption of a portion of the $655 million aggregate principal amount of the 8.00% Senior Notes due February 2027 issued by Transocean International Limited, a wholly owned subsidiary of the Company, to the extent such principal is not otherwise refinanced, repaid or redeemed. Any proceeds from the Offering that are not used promptly for such purposes will be used for general corporate purposes.

The foregoing summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the Offering, the Company is filing the opinion of Homburger AG as part of this Current Report on Form 8-K that is to be incorporated by reference into the registration statement. A copy of the legal opinion of Homburger AG is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of September 24, 2022, by and among Transocean Ltd., Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC
5.1	Opinion of Homburger AG
23.1	Consent of Homburger AG (included in Exhibit 5.1)
101	Interactive data files pursuant to Rule 405 of Regulation S-T formatted in Inline Extensible Business Reporting Language
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: September 25, 2025	By:	/s/ Daniel Ro-Trock
Daniel Ro-Trock
Authorized Person